                       NATIONAL MUNICIPAL TRUST
                               Series 183



                                 FORM OF
                     AGREEMENT AMONG UNDERWRITERS


            We wish to confirm as follows the agreement among Prudential Securities Incorporated ("Prudential Securities") and the firms named in Exhibit A hereof (the "Agreement") (Pru-dential Securities is sometimes hereinafter called the "Spon-sor," and Prudential Securities and such firms are sometimes hereinafter collectively called the "Underwriters"), with respect to the underwriting of the above-referenced Series of National Municipal Trust (collectively, the "Trust").

            The Trust will be created under the laws of the State of New York by a Trust Indenture and Agreement dated the date hereof (the "Trust Agreement") among Prudential Securities, as Sponsor, The Chase Manhattan Bank (National Association), as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator. The Trust will consist of the total number of Units shown on the completed Exhibit A hereto (the "Units") of fractional undivided interest. The respective percentage interests of each Underwriter ("Underwriting Per-centages") in the Underwriting Account are as specified on


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                                    -2-



Exhibit A hereto as modified by the Sponsor in its sole discretion based on a reallocation of Units on the date of effectiveness of the Registration Statement.

            The aggregate participation of the Underwriters in the transactions contemplated by this Agreement shall be herein referred to as the "Underwriting Account."

            1. Authority and Compensation of Representative. We hereby authorize Prudential Securities to act as Representative of the Underwriters and as such to take all such action as it in its discretion may deem necessary or advisable in order to carry out the provisions of this Agreement and of the Trust Agreement. We agree to execute such powers of attorney evidencing the powers granted to Prudential Securities hereunder upon Prudential Securities' request in such form and at such times as Prudential Securities may deem appropriate and advisable. We agree that any and all action taken by Prudential Securities hereunder shall be deemed to have been authorized by each Underwriter and to have been taken by it on behalf of each Underwriter.

            2. The Trust. The Sponsor has caused the Trust to register as a "Unit Investment Trust" under the Investment Company Act of 1940 (the "1940 Act") by filing a Notification of


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                                    -3-



Registration on Form N-8A and a Registration Statement for the Unit Investment Trust on Form N-8B-2 together with any necessary amendments thereto with the Securities and Exchange Commission (the "Commission").
The Sponsor has also caused the Trust to file with the Commission a registration statement on Form S-6 concerning the Units under the Securities Act of 1933 (the "1933 Act"), including a proposed form of prospectus (the "Preliminary Prospectus"). Copies of the aforesaid registration statement and related Preliminary Prospectus contained therein have been delivered to us. The registration statement on Form S-6 is not yet effective.

            The registration statement on Form S-6 as finally amended and revised at the time it becomes effective is herein referred to as the "Registration Statement" and the related prospectus is herein referred to as the "Prospectus" except that if a prospectus is subsequently filed on behalf of the Trust which differs from the prospectus on file at the time the Registration Statement shall become effective, the term "Prospectus" shall refer to the prospectus subsequently filed from and after the date on which it shall have been filed.

            We hereby authorize the Sponsor to take all such action on our behalf related to the above as the Sponsor or its


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                                    -4-



counsel shall deem necessary and advisable and to file and approve on our behalf any and all amendments or supplements to said registration statement and related filings as the Sponsor or its counsel deem necessary and advisable. We confirm that we agree to furnish the Sponsor upon the Sponsor's request with such information as will be required to ensure that such registration statement, the Prospectus and all other related documents are correct insofar as they relate to us.


            Except as set forth in Section 12 hereof, it is understood that none of us makes any representations or warranties or assumes any responsibility with respect to the validity, accuracy or adequacy of the documents filed under, and action taken pursuant to, the 1933 Act, the 1940 Act and the rules and regulations of the Commission under such Acts and action taken under Blue Sky or securities laws of the various states.

            We agree that none of the Underwriters shall have any liability (as Representative or otherwise) with respect to the issue, form, validity, legality, enforceability, value of, tax status or title to the Securities (hereinafter defined).

            Prudential Securities will inform the Underwriters, upon request, of the states and other jurisdictions of the

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                                    -5-



United States in which it is believed that the Units are qualified for sale under, or are exempt from the requirements of their respective securities laws, but Prudential Securities assumes no responsibility with respect to the Underwriters' right to sell Units in any jurisdiction.

            3. Profit or Loss in Acquisition of Securities. It is understood that the acquisition of state, municipal and public authority debt obligations or contracts for the purchase thereof (the "Securities") for deposit in the portfolio of the Trust shall be at the cost and risk of the Underwriting Account. Accordingly, if the aggregate valuation of the Securities as of the Evaluation Time set forth in the Registration Statement on the date of effectiveness of the Registration Statement, on the basis of the Evaluator's determination of offering price, shall exceed their aggregate acquisition cost to the Underwriting Account, any such excess (the "Acquisition Profit") shall belong to the Underwriting Account provided, however, that such Acquisition Profit shall be reduced by 20% of the Acquisition Profit. On the other hand, if the aggregate valuation of such Securities in the Trust, as determined on the date of effectiveness of the Registration Statement, shall be less than their aggregate cost to the Sponsor, any such loss shall be borne by the Sponsor.

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                                    -6-



            We authorize the Sponsor acting as our agent and on our behalf to accumulate the Securities for deposit in the Trust. The Securities shall consist of obligations of the type and quality described in the Prospectus. We authorize the Sponsor to purchase Securities from any seller including the Sponsor and any of the Underwriters.


            We agree that we shall furnish to the Sponsor in writing any information regarding Securities sold by us to the Underwriting Account which the Sponsor deems necessary for inclusion in the Prospectus, including the date on which such Securities were acquired by us, the price of acquisition, and, if the sale is made by us as a member of such syndicate, our participation as a member of such syndicate. If Securities purchased from us were initially acquired by us from the manager of a syndicate of which we are or were a member or manager, we agree that there shall be furnished to the Sponsor in writing such estimates as to our participation in the profit to the syndicate resulting from such sale as may be practicable under the circumstances.

            If at any time prior to the deposit of Securities in the Trust, Prudential Securities shall determine that it is impracticable or inadvisable to complete the acquisition of

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                                    -7-



Securities or the deposit of such Securities into the Trust because of unfavorable market conditions or for other reasons adversely affecting such acquisition or the offering of Units hereunder, we authorize the Sponsor to sell for the Underwriting Account the Securities acquired prior to such determination in such manner, at such times and at such prices as the Sponsor shall deem advisable and any and all gains or losses relating to such sale shall belong solely to the Sponsor.

            4. Purchase of Units. Each of the Underwriters hereby agrees to purchase from the Underwriting Account and to pay for as hereinafter provided the number of Units set forth opposite its name on Exhibit A hereto and shall be entitled to the percentage of Underwriting Account profits and shall bear the percentage of Underwriting Account losses determined as follows:


            The Underwriting Percentages in the Underwriting Account for Prudential Securities and the other Underwriters shall be as specified in Exhibit A hereto as modified by the Sponsor with the agreement of one or more Underwriters, provided, however, that such agreement need not be obtained by the Sponsor from the Underwriter(s) if the change in the Number of Units to be underwritten is made pursuant to the last paragraph of this section 4. Such Underwriters other than the Sponsor shall not participate in the profits, losses, expenses or liabilities of the

Underwriting Account, except: (i) as specified in Sections 4, 6 and 7 hereof; and (ii) each Underwriter who is not a Sponsor shall be entitled to its share of its Underwriting Percentage (i.e., 66% of its pro rata share on the basis of 250 or more Units purchased hereunder,1 and 50% of its pro rata share on the basis of at least 100 Units but not more than 249 Units purchased hereunder) of the net portfolio profits, if any, of the Trust. Notwithstanding any provision to the contrary, the Underwriters other than the Sponsor shall be entitled, at the sole discretion of Prudential Securities, to the trading profits of Prudential Securities only to the extent of such profits, if any, in the accumulation account specifically designated by Prudential Securities for this particular Trust on the date of deposit with the Trustee, as shown in the portfolio of the final prospectus.


_________________________
1 In lieu of the foregoing Underwriting Percentage and concession provisions, if an Underwriter purchases 1,000 or more Units, it may elect, by making the appropriate designation on the Form of Acceptance attached hereto as Exhibit B, to receive (i) an Underwriting Percentage of the net portfolio profits, if any, of the Trust equal to 50% of its pro rata share and (ii) a greater concession as determined by the Sponsor.

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                                    -9-



            The final determination of the respective Underwriting Percentages of all Underwriters shall be made by Prudential Securities as of the date the Securities are deposited in the Trust, provided, however, that Prudential Securities may revise such determination on the date of effectiveness of the Registration Statement which revised Underwriting Percentages shall be binding on all Underwriters as of such date. The price to be paid by each Underwriter other than the Sponsor for each such Unit shall be the Public Offering Price per Unit, as of the Evaluation Time set forth in the Prospectus, on the effective date of the Registration Statement less a take down as determined by the the Sponsor prior to the offering. At the Date of Deposit the Sponsor and at the effective date of the Registration Statement the other Underwriters named above will each become an owner of such Units and be entitled to the benefits and subject to the risks inherent therein. Payment for the Units shall be made by the Underwriters by delivering to Prudential Securities within five (5) business days of the effective date of the Registration Statement a certified or bank cashier's check in New York Clearing House funds payable to the order of Prudential Securities Incorporated.

            Prudential Securities is authorized to increase or decrease the number of Units to be underwritten and,

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                                   -10-



correspondingly, the amount of Securities to be offered by a maximum of 50% if Prudential Securities shall deem it advisable and practicable to do so. In the event Prudential Securities shall elect to decrease the number of Units hereunder, Prudential Securities shall have the right but not the obligation to decrease our Unit commitment proportionately by notifying us of such election by telephone and promptly confirm by telegraph, telecopy or writing. In the event that Prudential Securities shall elect to increase the number of Units to be underwritten and, correspondingly, the amount of Securities to be offered, by more than 50% after the date of execution and delivery of a Form of Acceptance in connection with this Agreement by an Underwriter, Prudential Securities shall have the right to do so by notifying each such Underwriter of such election by telephone and promptly confirm by telegraph, telecopy or writing.

            5. Public Offering. A public offering of the Units is to be made, as herein provided, as soon after the Registration Statement relating thereto shall become effective as in the Representative's judgment is advisable. The public offering is to be made only pursuant to the terms of the Prospectus and in accordance with the 1933 Act and 1940 Act. We authorize Prudential Securities to change the terms and conditions of the public offering. Each of us agrees, as required by Section

22(d) of the 1940 Act, to offer and sell our Units at the then effective respective public offering price and sales charges as described in the Prospectus.

            It is agreed that part or all of the Units purchased by us may be sold to dealers at the then effective Public Offering Price, less the dealer's concession described in the Prospectus, as adjusted from time to time by Prudential Securities, subject to the Rules of Fair Practice of the National Association of Securities Dealers. Any dealer shall be a member of said Association or a foreign dealer, not eligible for membership in said Association, who has agreed to conform to the Rules of Fair Practice of said Association. All transactions with dealers shall be effected solely by Prudential Securities and we authorize Prudential Securities to determine the form and manner of any communications or agreements with dealers.

            From time to time prior to the termination of this Agreement, at Prudential Securities' request, we will advise Prudential Securities of the number of our Units which remain unsold and, at Prudential Securities' request, we agree to deliver to Prudential Securities any of such unsold Units.

            If prior to the termination of this Agreement, or such earlier date as Prudential Securities may determine and advise us thereof in writing, Prudential Securities shall purchase or contract to purchase any of our Units or any Units issued in exchange therefor, in the open market or otherwise, or if any such Units shall be tendered to the Trustee for redemption because not effectively placed for investment by us, we agree to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on redelivery. Regardless of the amount paid on the repurchase of any such Units, it is agreed that they may be resold by us only at the then effective Public Offering Price.

            Until the termination of this Agreement we agree that we will make no purchase of Units other than (i) purchases provided for in this Agreement; (ii) purchases approved by you; and (iii) purchases as broker in executing unsolicited orders.

            In response to the Order heretofore entered by the Commission pursuant to Section 6(c) of the 1940 Act granting exemption from the provisions of Section 14(a) of the 1940 Act, we hereby agree as follows:

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                                   -13-



            (a) we will refund all sales charges to purchasers of Units from us or any dealer participating in the distribution of Units if, within ninety (90) days from the time that the Registration Statement of the respective Units under the 1933 Act shall have become effective, (i) the net worth of the Trust shall be reduced to less than $1,000,000 principal amount of Securities originally deposited therein, or (ii) the Trust shall have been terminated;

            (b) Prudential Securities may instruct the Trustee on the Date of Deposit, in the event that redemption by any of the Underwriters of Units constituting part of any unsold allotment of Units shall result in the Trust having a net worth of less than 40% of the principal amount of Securities originally deposited therein, to terminate the Trust in the manner provided in the Trust Agreement and distribute the Securities and other assets of the Trust pursuant to the provisions of the Trust Agreement; and

            (c) in the event that the Trust shall have been terminated pursuant to (b) above, we will refund any sales charges to any purchaser of such Units purchased from us, or purchased from a dealer participating in the
      distribution of such Units owned by us. We authorize you to charge our account for all refunds of sales charges in respect of our Units.

            We authorize the Sponsor, acting as our agent and in our behalf, to deposit the Securities in the Trust at such time after the acquisition of the Securities as it deems appropriate and to receive in exchange therefor for our account a certificate representing a fractional undivided interest in the Trust equivalent to our Underwriting Percentage. We authorize the Sponsor to retain custody of the certificate so acquired for our account until delivered to us or sold for our account in accordance with this Agreement.

            6.    Allocation of Expense and Liability.

            (a) The Sponsor agrees to pay all expenses incurred in connection with the establishment of the Trust up to the Date of Deposit, except that interest paid in connection with carrying the Securities up to the Date of Deposit and Units up to the first expected date of settlement on the Units, Securities and Exchange Commission and state securities commission ("Blue Sky") filing fees, transfer taxes on sales made by Pru-dential Securities for the account of the Underwriters, and charges for post-effective amendments to the Registration

Statement shall be borne by the Underwriters (including the Sponsor) on the basis of their respective Underwriting Percentages. Prudential Securities' determination of all such expenses and the amount thereof shall be final and conclusive. Funds for our account at any time in your hands as our Representative may be held in your general funds without accountability for interest. Payment to any party having expended more than its share of such expenses shall be made as soon as practicable after the termination of this Agreement.

            (b) Each Underwriter shall be supplied with such number of Preliminary Prospectuses and final Prospectuses as shall be agreed between such Underwriter and the Representative and each Underwriter will pay the actual cost to the Underwriting Account (as determined by Prudential Securities) of any additional prospectuses so requested.

            7.    Liability for Future Claims.  No statement by Prudential

Securities of the total amount of expenditures shall constitute any representation by Prudential Securities as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against any of us. Notwithstanding the payment by one of us or the termination of this Agreement or both, each of us shall be and remain liable for, and will pay on demand our proportionate share (based on our Underwriting Percentage) of any claim, demand or liability which may be incurred by the Underwriters or any one of them as a result of the transactions contemplated by this Agreement.

            8. Opinions Of Legal Counsel and Accountants. After the effectiveness of the Registration Statement under the 1933 Act, there shall be furnished to each of us copies of all legal opinions and accountants' reports which are delivered to the Sponsor, the Trustee and the Trust.

            9. Substitution. Until the termination of this Agreement, each Underwriter authorizes Prudential Securities to arrange for the substitution hereunder of other persons, who may include any Underwriter, for all or any part of the commitment of any non-defaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without the consent thereof, upon such terms and conditions as Prudential Securities may deem advisable, provided that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by the

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                                   -17-



person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses of the Underwriting Account and shall be charged against the accounts of the non-defaulting Underwriters in proportion to their respective Underwriting Percentages.

            10. Termination of Agreement. This Agreement shall terminate thirty (30) days after the date on which the public offering of the Units is made in accordance with Section 5 unless previously terminated by Prudential Securities, provided that Prudential Securities may extend this Agreement for not more than four successive periods of thirty (30) days each upon notice to each of the Underwriters.

            Upon termination of this Agreement, or prior thereto, at its discretion, Prudential Securities, after charging or crediting to the Underwriting Account amounts authorized by Sections 1, 3, 4, 6 and 7 hereof and making such other credits or charges to the Underwriting Account as are authorized by the provisions of this Agreement, the Underwriting Account hereunder shall be settled and any amount due and owing thereunder shall be paid to or by the respective Underwriters, as the case may be, in accordance with their respective Underwriting Percentages and their obligations pursuant to Section 4 hereof.

Each Underwriter, other than the Sponsor, shall pay the amount it owes pursuant to Sections 4 and 6(b) hereof by delivering a check payable in New York Clearing House funds to the order of Prudential Securities Incorporated to Prudential Securities' office at 1 New York Plaza, 14th Floor, New York, New York 10292-2014, on or before 10:00 a.m. New York time, on the fifth business day after the date hereof.

            Notwithstanding any settlement on the termination of this Agreement, the Sponsor agrees to pay its Underwriting Percentage of any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters or any of them, arising out of the transactions contemplated by this Agreement. Each Underwriter agrees to pay any stamp taxes which may be assessed and paid after such settlement on account of the Units received or sold hereunder for its account.

            Notwithstanding any termination of this Agreement, no sale of the Units shall be made by us at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

            11. General Position of the Representative. In taking action under this Agreement, Prudential Securities shall act only as agent of the Underwriters. Its authority as

Representative of the Underwriters shall include the taking of such actions as it may deem advisable in respect to all matters pertaining to the carrying out of the provisions of this Agreement and of the Trust Agreement. Prudential Securities shall be under no liability for or in respect of the value of the Units or the validity or the form thereof, the Registration Statement, the Preliminary Prospectus, the Prospectus, or other instruments; or for the performance by others of any agreement on their part; nor shall Prudential Securities, as such Representative or otherwise, be liable to the Underwriters under any of the provisions hereof or for any matters connected herewith, except for want of good faith; and

no obligation not expressly assumed by Prudential Securities as such Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, Prudential Securities shall act as the Representative of each of them respectively. Nothing herein contained shall constitute the Underwriters partners with Prudential Securities or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided herein. The commitments and liabilities of each of the Underwriters are several in accordance with their respective underwriting obligations and are not joint.

            12. Indemnification. Each Underwriter agrees to indemnify and hold harmless each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus if used within the period of sixteen months after the effective date of the Registration Statement and if used as amended and supplemented by all amendments or supplements thereto which have been furnished to such Underwriter or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not mis-leading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with information furnished to Prudential Securities by such Underwriter for use in the preparation of the materials, or any amendment or supplement thereto, and included or incorporated by reference in the Prospectus under "Public Offering of Units - Sponsor's and Underwriters' Profits," and "Sponsor" or Part II of the Registration Statement. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have, provided that this indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Units to any person if a copy of the Prospectus (as amended and supplemented by all amendments or supplements thereto which have been furnished to such Underwriter) shall not have been sent, mailed or given to such person, if required by the Securities Act of 1933, at or prior to the written confirmation of the sale of such Units to such person.


            In case any action shall be brought against any Underwriter or any person controlling such Underwriter based upon the Registration Statement or the Prospectus or any amendment or supplement thereto and in respect of which indemnity may be sought against any other Underwriter, such Underwriter shall promptly notify the indemnifying Underwriter in writing and the indemnifying Underwriter shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel has been specifically authorized by each other Underwriter. No indemnifying Underwriter shall be liable for any settlement of any such action effected without its consent, but if settled with its consent or if there be a final judgment for the plaintiff in any such action, each Underwriter agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

            The indemnity agreement contained in this Section 12 shall remain operative and in full force and effect regardless of (i) the termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or
(iii) acceptance of and payment for the Units.

            13. Miscellaneous. Nothing herein contained shall be deemed to protect or purport to protect any person against any liability to the Trust or to the Unit Holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person, or by reason of such person's reckless disregard of such person's obligations and duties under this Agreement.


            Any notice hereunder to an Underwriter shall be deemed to have been duly given if sent by registered mail, telegram or teletype, to Prudential Securities c/o Prudential Securities Incorporated, 1 New York Plaza, 14th Floor, New York, New York 10292-2014, Attention: Unit Trust

Department, along with a copy to Prudential Securities' General Counsel at that same address, and to any Underwriter at its address set forth in Exhibit A hereto.

            Each of us hereby confirms that either (i) we are members in good standing of the National Association of Securities Dealers, Inc. and we will comply with Section 24 of Article III of the Rules of Fair Practice of the NASD, or (ii) we are a foreign dealer and not a member of the NASD and we will comply as though we were a member of the NASD with the provisions of Sections 8, 24 and 36 of Article III of such Rules of Fair Practice and comply with Section 25 thereof as that Section applies to a non-member foreign dealer.

            Other than as is or is to be stated in this Agreement or in the Registration Statement, we do not know of any arrangement for any discounts, commissions or cash to be allowed, paid to or received by anyone in connection with the sale of the Units or for withholding commissions or otherwise holding each Underwriter responsible for the distribution of his participation.

            Each of the Underwriters confirms that it is familiar with Rule 15c2-8 under the Securities Exchange Act of 1934, relating to the distribution of Preliminary Prospectuses or Prospectuses, and each confirms that it has complied and will comply therewith. We also are familiar with Securities Act Releases No. 3844, No. 5009 and No. 5101 issued by the Commission and have not disseminated any written information outside of our organization relating to the Trust or the Units other than in accordance with Release No. 3844. We will keep an accurate record of the names and addresses of all persons to whom we furnish copies of the Registration Statement, copies of the Preliminary Prospectus or of any summary prospectus or copies of any amendments to any of them, and when we are furnished with copies of any subsequent amendment to the Registration Statement, any subsequent copy of the Preliminary Prospectus or copies of the Prospectus, or of any memorandum outlining changes in the Registration Statement or in the Preliminary Prospectus, we will promptly forward copies thereof, in the event that such recirculation is required by the rules of the

Commission or deemed necessary and advisable by counsel to the Sponsor, to each of the persons to whom copies of the Registration Statement, copies of the Preliminary Prospectus or copies of any amendment to any of them, as the case may be, may previously have been given.

            We further agree to obtain the prior approval of the Sponsor before distributing, publishing or disseminating in any way any advertisement or any notice in connection with the Trust.

            We agree that the Sponsor shall have the sole right, title or interest in and to the name National Municipal Trust or NMT or logos relating thereto.

            We also agree to refund promptly to any purchaser from us that part of the sales commission of any Unit attributable to a failed contract as a result of which the Trustee is required to make a cash distribution to the Unitholders.

            We also hereby irrevocably constitute and appoint Kenneth Swankie, Richard R. Hoffmann and William W. Huestis of Prudential Securities Incorporated, 1 New York Plaza, 14th Floor, New York, New York 10292-2014 (or any one of them) the true and lawful agent and attorney-in-fact of the undersigned with respect to all matters arising in connection with the undersigned's acting as one of the Underwriters of the proposed offering with full power and authority to execute and deliver for and on behalf of the undersigned all such agreements, consents and documents in connection therewith as said agent and attorney-in-fact with full power and authority to act in the premises, including, but not limited to, the power and authority to complete this Agreement Among Underwriters and any exhibits hereto and to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

            Each Underwriter confirms that the incurrence by it of its obligations hereunder will not place it in violation of the net capital requirements of Rule 15c3-1 under the Securities Act of 1934.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            This Agreement may be executed in any number of counterparts or by acceptance letters each substantially in the form attached hereto as Exhibit B, which counterparts and/or acceptance letters may be delivered by hand, telecopy or first-class mail and which together shall constitute one and the same agreement among all the Underwriters and shall become effective with respect to each Underwriter at such time as each such Underwriter shall have signed and delivered one or more counterparts or acceptance letters and you shall have confirmed such counterpart or acceptance letter.


                              PRUDENTIAL SECURITIES INCORPORATED

                              By: Richard R. Hoffmann
                                  First Vice President

(To be completed by Underwriters)

Confirmed as of           , 19



_____________________________________
      (Print name of Underwriter)


By:__________________________________
   (Signature of Authorized Officer)


_____________________________________
      (Print Title of Officer)

                           NATIONAL MUNICIPAL TRUST
                                  SERIES 183

                                   EXHIBIT A
                                    Page 1

                                 UNDERWRITERS

                                                   Unit         Underwriting
Name and Address                                Commitment       Percentage
----------------                                ----------      ------------
Prudential Securities Incorporated                5,650            56.5%
One New York Plaza
New York, New York 10292

William R. Hough & Co.                            1,000            10.0
100 Second Avenue South
St. Petersburg, Florida 33701

Gruntal & Co. Incorporated                        500              5.0
14 Wall Street
New York, New York 10005

Roosevelt & Cross, Inc.                           500              5.0
20 Exchange Place
New York, New York 10005

J.C. Bradford & Co.                               250              2.5
330 Commerce Street
Nashville, Tennessee 37201

McDonald & Company Securities                     250              2.5
800 Superior Avenue
Suite 2100
Cleveland, Ohio 44114

Oppenheimer & Co., Inc.                           250              2.5
Oppenheimer Tower
One World Financial Center
New York, New York 10281

Samuel A. Ramirez & Co., Inc.                     250              2.5
61 Broadway
New York, New York 10006

Stifel, Nicolaus & Company, Incorporated          250              2.5
500 N. Broadway
St. Louis, Missouri 63102

First Miami Securities, Inc.                      100              1.0
301 Yamoto Road
Suite 2100

Boca Raton, Florida 33431

                           NATIONAL MUNICIPAL TRUST
                                  SERIES 183

                                   EXHIBIT A
                                    Page 2

                                 UNDERWRITERS

                                                 Unit          Underwriting
Name and Address                              Commitment        Percentage
----------------                              ----------       ------------
First Montauk Securities Corp.                    100              1.0
328 Newman Springs Road
Red Bank, New Jersey 07701

Gibraltar Securities Co.                          100              1.0
25 Hanover Road
Florham Park, New Jersey 07932

J.B. Hanauer & Co.                                100              1.0
Gatehall Corporate Center
4 Gatehall Drive
Parsippany, New Jersey 07054

Legg Mason Wood Walker, Inc.                      100              1.0
111 South Calvert Street
Baltimore, Maryland 21203

Nathan & Lewis Securities, Inc.                   100              1.0
1140 6th Avenue
New York, New York 10036

W.H. Newbold's Son & Co.                          100              1.0
Div. of Fahnestock & Co. Inc.
1500 Walnut Street
Philadelphia, Pennsylvania 19102

Rauscher Pierce Refsnes, Inc.                     100              1.0
CityPlace
2711 N. Haskell Avenue
Suite 2700
Dallas, Texas 75204

Southwest Securities, Inc.                        100              1.0
1201 Elm Street
Dallas, Texas 75270

U.S. Clearing Corp.                               100              1.0
26 Broadway
New York, New York 10004
Wheat First Butcher Singer                        100              1.0%
901 E. Byrd Street

Richmond, Virginia 23219
                                               ------            ------
                                               10,000            100.0%
                                               ======            ======

                                                                  EXHIBIT B

                         NATIONAL MUNICIPAL TRUST
                                Series 183
                                _____ UNITS

                       Agreement Among Underwriters
                           Form of Acceptance

            This Acceptance Letter is given with respect to an Agreement Among Underwriters, dated January 26, 1996 by and among the several Underwriters listed as addressees therein, a form of which has been previously delivered by the Sponsor of the above-captioned Trust to us. A form of such agreement, substantially similar to that delivered to us, has been or will be filed as of the date hereof as an exhibit to the Registra-tion Statement for said Trust.

            By our signature below, we agree to purchase and underwrite the number of Units set forth below pursuant to the referenced Agreement Among Underwriters.

                                                            Number
Name of Trust                           Percentage         of Units
-------------                           ----------         --------
Series 183


            In lieu of the Underwriting Percentage and concessions provisions referred to in Section 4 of the Agreement Among Underwriters, we elect, if we purchase 1,000 or more Units, by initialling the following blank, to receive (i) an Underwriting Percentage of the net portfolio profits, if any, of the Trust equal to 50% of our pro rata share and (ii) a greater concession as determined by the Sponsor.

            This Acceptance Letter forms a part of and is subject to the Agreement Among Underwriters.

                              Name of Firm: __________________________

                              By: ____________________________________

                              Title: _________________________________

                              Address: _______________________________